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EXHIBIT 21 - SUBSIDIARIES

                       MICROS SYSTEMS, INC. SUBSIDIARIES

                                                     Jurisdiction
                                                          of
Name of Subsidiary                                   Incorporation
------------------                                   -------------
MICROS Fidelio Australia                               Australia

MICROS Foreign Sales Corporation                       Barbados

Merchant Information Solutions, Ltd.                    Canada

MICROS of Delaware, Inc.                               Delaware

MSI Delaware, Inc.                                     Delaware

MICROS-Fidelio Software Deutschland GmbH          Federal Republic of
                                                        Germany

MICROS Systems Holdings GmbH                      Federal Republic of
                                                        Germany

MICROS Systems Services GmbH                      Federal Republic of
                                                        Germany

Fidelio Cruise GmbH                               Federal Republic of
                                                        Germany

MICROS Fidelio Software GmbH & Co. KG.            Federal Republic of
                                                        Germany

Fidelio Technologies, Inc.                              Florida

Fidelio-MICROS France, S.A.                             France

Fidelio Hong Kong                                      Hong Kong

Fidelio India Private Ltd.                               India

MICROS Fidelio Italia S.r.l.                             Italy

Merchant Information Solutions, Inc.                   Maryland

Fidelio Nordic Norway A/S                               Norway

MICROS Fidelio Software Portugal, ULDA                 Portugal

Fidelio Software (Pte) Ltd.                            Singapore

Fidelio South Africa (Pty.) Ltd.                     South Africa

MICROS-Fidelio Hispania                                  Spain

Fidelio Nordic Sweden                                   Sweden

MICROS Systems AG (Ltd.)                              Switzerland

Fidelio Software Thailand Co. Ltd.                     Thailand

MICROS Fidelio U.K Limited                          United Kingdom

The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.